Exhibit 1

Name	Trade Date	Buy/Sell	No. of Shares	Average Sale Price Per Share
Manatuck Hill Mariner Master Fund, L.P.	1/13/2011	Sell	361,800	$0.0027	(1)
Manatuck Hill Navigator Master Fund, L.P.	1/13/2011	Sell	346,700	$0.0027	(1)
Manatuck Hill Scout Fund L.P.	1/13/2011	Sell	1,591,500	$0.0027	(1)
Manatuck Hill Mariner Master Fund, L.P.	1/14/2011	Sell	361,900	$0.0025	(2)
Manatuck Hill Navigator Master Fund, L.P.	1/14/2011	Sell	346,700	$0.0025	(2)
Manatuck Hill Scout Fund L.P.	1/14/2011	Sell	1,591,400	$0.0025	(2)
Manatuck Hill Mariner Master Fund, L.P.	1/18/2011	Sell	534,900	$0.0023	(3)
Manatuck Hill Navigator Master Fund, L.P.	1/18/2011	Sell	512,500	$0.0023	(3)
Manatuck Hill Scout Fund L.P.	1/18/2011	Sell	2,352,600	$0.0023	(3)

(1)	The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $0.0025 to $0.0029, inclusive. Manatuck undertakes to provide to MedClean Technologies, Inc., any security holder of MedClean Technologies, Inc., or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth above.

(2)	The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $0.0022 to $0.0026, inclusive. Manatuck undertakes to provide to MedClean Technologies, Inc., any security holder of MedClean Technologies, Inc., or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth above.

(3)	The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $0.0021 to $0.0025, inclusive. Manatuck undertakes to provide to MedClean Technologies, Inc., any security holder of MedClean Technologies, Inc., or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth above.

6